SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934


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Rule 14a-6(e)(2)).

                           THE NEW GERMANY FUND, INC.
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                (Name of Registrant as Specified in Its Charter)

                   OPPORTUNITY PARTNERS L.P.
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Name of Person(s) Filing Proxy Statement, if Other Than the
Registrant)


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 Opportunity Partners L.P., 60 Heritage Drive, Pleasantville, NY
                              10570
    (914) 747-5262 // Fax: (914) 747-5258//oplp@optonline.net

                                   June 13, 2005

Dear Fellow Shareholder of The New Germany Fund:

With the annual meeting rapidly approaching, we would like to update you on some recent developments.

First, the board of directors has been sued in Maryland state court for breach of fiduciary duty by a shareholder of the Fund for refusing to allow him and other shareholders to vote for our nominees. Maryland courts have generally followed Delaware precedents on corporate governance matters and just last week, the Delaware Chancery Court affirmed that "the right of shareholders to participate in the voting process includes the right to nominate an opposing slate." Ultimately, we are confident that the court will order all proxies to be counted as instructed.
Secondly, we are also confident that our proposal recommending that shareholders be afforded an opportunity to realize net asset value will pass easily. The problem is that the board ignored a similar proposal last year after it passed by a wide margin and there is no guarantee that it will not ignore this one. That is why it is critical that our nominees be elected as directors. Some shareholders have told us that they did not vote on our green proxy card because they already voted for our proposal and against the board's nominees on management's white proxy card. THAT IS NOT ENOUGH! A vote on management's white proxy to withhold their votes for the incumbents is tantamount to an abstention. It is not the same as a vote for our nominees. If you want to realize NAV, you need to affirmatively vote FOR our nominees on our green proxy card as that will supersede any previous proxy you may have submitted. If you inadvertently discarded our green proxy card, please call your stock broker and advise him or her to vote it for you.
Finally, some shareholders have suggested that we should also conduct a proxy contest to obtain NAV for shareholders of The Germany Fund. We already own shares of The Germany Fund and we would certainly consider conducting a proxy contest next year if we can obtain a favorable outcome in this proxy contest. Otherwise, we will probably look to increase our stake in The New Germany Fund with an eye toward conducting another proxy contest for only The New Germany Fund next year.
If you have any questions, please call me at (914) 747-5262 or e-mail me at oplp@optonline.net.

                                        Yours truly,


                                        Phillip Goldstein
                                        Fellow GF Shareholder